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                                                                    Exhibit n(2)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated February 21, 2003, relating to the financial statements and financial highlights of AIM Floating Rate Fund, which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Service Providers" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Houston, Texas
April 24, 2003